UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 27, 2009, the Board of Directors appointed David T. Grieger as a member of the Board of Directors of Vu1 Corporation.  With Mr. Grieger’s appointment, the size of the Board is currently seven directors.

Mr. Grieger, age 47, was hired as the CEO of Vu1 Corporation on December 31, 2008.  Previously, Mr. Grieger was with Russell Investment Group from 1983 until 2008, where he was Chief Marketing Officer and the Managing Director of the Russell Indexes business unit from 2004 until 2008.  Russell’s global index family includes the Russell 2000, the standard for measuring US small capitalization companies. At Russell Indexes, Mr. Grieger extracted the business from a joint venture, selected the management team and designed the organizational structure and business strategy.  In addition, he launched two new product offerings, and led the international expansion of the business unit. Mr. Grieger was also the chairman of the Global Marketing Counsel. As Chief Marketing Officer, Mr. Grieger was responsible for establishing the direction and execution of marketing throughout Russell’s business around the world, and a member of the Global Product Review Committee and executive Management Committee.  Prior responsibilities included Managing Director of Business Development – US Institutions from 2001 to 2004 and Managing Director – Broker Dealer Services – US Individual Investors from 1993 to 2001.

(e)           Also on January 27, 2009, the Board of Directors, upon the recommendation from the Compensation Committee, approved the vesting of a portion of certain performance-based stock options held by executive officers.

As previously reported, on September 9, 2008, our Board of Directors granted certain performance-based stock options under the 2007 Stock Incentive Plan to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and one other Board member.  The stock options were to vest upon the achievement of certain performance based criteria, as determined by our Compensation Committee and the Board of Directors, that must be achieved no later than December 31, 2008.  All options have an exercise price of $1.00 per share, representing the closing market price of our common stock as of that date and expire 10 years from the date of grant, unless earlier exercised or terminated by their terms.

The options originally granted are detailed on the following table.

	Originally Granted
Recipient	Title	# of shares underlying options

Richard Herring	Director and Chief Technology Officer	150,000
Richard Sellers	Director, President and Chief Operating Officer	150,000
Charles Hunt	Director	150,000
Matthew DeVries	Chief Financial Officer	75,000

On January 27, 2008 the Board of Directors reviewed the performance criteria and, upon the recommendation from the Compensation Committee, approved the vesting as of December 31, 2008 of a portion of the options granted above as detailed on the following table.

	Vested
Recipient	Title	# of shares underlying options

Richard Herring	Director and Chief Technology Officer	110,625
Richard Sellers	Director, President and Chief Operating Officer	110,625
Charles Hunt	Director	90,000
Matthew DeVries	Chief Financial Officer	55,313

As a result, a total of 158,437 options were cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: February 2, 2009	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer